Exhibit 13.1

Certification by the Chief Executive Officer

Pursuant to Section 906 of the Sarbanes Oxley Act of 2002

In connection with the Annual Report on Form 20-F of Concord Medical Services Holdings Limited (the “Company”) for the year ended December 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jianyu Yang, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that to my knowledge:

1.	The Report containing the financial statements fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 30, 2019

By:	/s/ Jianyu Yang
Name:	Jianyu Yang
Title:	Chief Executive Officer